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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



  PARENT
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  Haywood Bancshares, Inc.



                                                   PERCENTAGE        STATE OF
  SUBSIDIARIES (1)                                    OWNED       INCORPORATION
  ----------------                                 ----------    ---------------

  Haywood Savings Bank, Inc., SSB                     100%       North Carolina


  SUBSIDIARIES OF HAYWOOD SAVINGS BANK, INC., SSB
  -----------------------------------------------

  Great Smokies Financial Corporation                 100%       North Carolina

  Great Smokies Insurance Agency, Inc.(1)             100%       North Carolina


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  (1) Wholly owned subsidiary of Great Smokies Financial Corporation.